UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                November 22, 1999
               --------------------------------------------------
                Date of Report: (Date of earliest event reported)



                     Computer Associates International, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



          Delaware                    1-9247             13-2857434
----------------------------      -------------      ------------------
(State or Other Jurisdiction      (Commission          (IRS Employer
     of incorporation)             File Number)       Identification No.)



       One Computer Associates Plaza, Islandia, New York        11749
       -------------------------------------------------     -----------
           (Address of Principal Executive Offices)           (Zip Code)


       Registrant's telephone number, including area code: (516) 342-5224
                                                           --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

On November 8, 1999, the Delaware Chancery Court issued a ruling ordering the return to Computer Associates International, Inc. ("Computer Associates") of 9.5 million shares of Computer Associates common stock that had been issued to Charles Wang, Sanjay Kumar and Russell Artzt pursuant to the 1995 Key Executive Stock Ownership Plan (the "1995 Plan"), which was approved by stockholders. The ruling stated that the Compensation Committee of the Board of Directors of Computer Associates had exceeded its authority in issuing the shares in question pursuant to the 1995 Plan. On November 10, 1999, Computer Associates issued a press release, a copy of which is filed herewith as an Exhibit, announcing the intention of the board members named as defendants in the lawsuit, including the members of the Compensation Committee at the time of the stock award, to appeal the Delaware Chancery Court ruling.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Not applicable.
         (b)  Not applicable.
         (c)  Exhibits

                99.1  Press Release dated November 10, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Computer Associates International, Inc.


Dated:   November 22, 1999               By: /s/ Ira Zar
                                             --------------
                                             Ira Zar
                                             Senior Vice President and Chief
                                             Financial Officer

                               EXHIBIT INDEX
                              ---------------


Exhibit No.                      Exhibit
-----------       --------------------------------------
   9.1            Press Release dated November 10, 1999.

   COMPUTER ASSOCIATES BOARD OF DIRECTORS REAFFIRMS 1995 EXECUTIVE STOCK PLAN
                  Board Members to Appeal Delaware Court Ruling
         Company Also Says Ruling Will Not Impact Business or Executive
                                 Management Team

ISLANDIA, N.Y., November 10, 1999 -- The Compensation Committee of the Board of Directors of Computer Associates (NYSE: CA) at a meeting today reaffirmed its support for the 1995 Key Executive Stock Ownership Plan. Committee members said they will appeal the Delaware Chancery Court ruling concerning the shares awarded under the Plan.

In addition, the company said the ruling will have no adverse impact on its business or its executive management team. Charles B. Wang, CA's Chairman and Chief Executive Officer, stated: "Sanjay, Russ and I remain as committed as ever to the business of making CA, its employees, shareholders and clients successful. While the ruling is disappointing, it will in no way distract us from delivering the results that will maintain CA's leadership in our industry."

The Compensation Committee said that the Plan, which had been overwhelmingly approved by CA's shareholders, was designed to reward key executives if they succeeded in increasing shareholder value by improving operating results and efficiently employing the Company's capital. It was intended as an award based upon the Company's financial performance. Under the Plan as designed, a $17.4 billion increase in the market value of CA measured by specific performance milestones triggered an award to the key executives of CA stock representing 3.75% of the Company's equity. The early vesting threshold of the 1995 Plan was satisfied in mid 1998 and the Compensation Committee awarded 20.25 million common shares to account for the stock splits that occurred in the years since the Plan's adoption and the granting of the stock.

Willem F. P. de Vogel, chairman of the Compensation Committee, said: "The most fair and logical reading of the Plan requires adjusting the number of shares to be awarded to account for any stock splits. That is what we intended."

The Plan's reaffirmation was made by all the independent members of the board, including the original compensation committee comprised of de Vogel, Richard Grasso, and Irving Goldstein, as well as the current compensation committee, which now also includes Roel Pieper and Alfonse D'Amato.

The original Compensation Committee members, who are parties in the legal action, said that the Delaware judge's ruling is a narrow reading of the compensation Plan, and that the court's reading of the share limitation provision frustrates the Plan's central purpose. They added that this same intent was echoed by the shareholders' rejection at this year's annual meeting of CA shareholders of a proposal to limit executive compensation. These committee members said while they respect the opinion of the court, they disagree with the result. They stated they will appeal Monday's court ruling and pursue all appropriate means to honor the committee's original intention.

Computer Associates International, Inc. (NYSE: CA), the world leader in mission-critical business computing, provides software, support and integration services in more than 100 countries around the world. CA has more than 17,500 employees and had revenue of $5.3 billion in fiscal year 1999.

For more information about CA, please call 516-342-5224 or e-mail info@cai.com. CA's World Wide Web address is www.cai.com.

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